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                                                                       Exhibit 1


                             UNDERWRITING AGREEMENT
                            PARKWAY PROPERTIES, INC.

                         600,000 shares of Common Stock
                           (par value $.001 per share)


                                                                  March 18, 2003

WACHOVIA SECURITIES, INC.
7 St. Paul Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

     Parkway Properties, Inc., a Maryland corporation (the "Company") and Parkway Properties LP, a Delaware limited partnership (the "Partnership"), confirm their agreement with Wachovia Securities, Inc. (the "Underwriter"), as follows:

1. Description of Securities. The Company proposes to issue and sell to the Underwriter 600,000 shares of common stock (the "Firm Shares") of the Company, par value $0.001 per share, (the "Common Stock") and proposes to issue and sell to the Underwriter, at the option of the Underwriter in accordance with SECTION 3 hereof, up to 90,000 additional shares of Common Stock (the "Option Shares"). The Firm Shares and Option Shares to be issued and sold by the Company are hereinafter referred to as the "Securities."

2. Representations and Warranties of the Company and the Partnership. The Company and the Partnership jointly and severally represent and warrant to and agree with the Underwriter that:

     (a) A registration statement on Form S-3 (File No. 333-48161), including pre-effective amendment no. 1 thereto, with respect to the Securities, including a prospectus, have been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, have been filed with the Commission and declared effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Securities and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the registration statement and of each amendment thereto) have been delivered to the Underwriter and its counsel. The registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, including all documents incorporated by reference therein, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement and Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Securities.

     (b) Each part of the Registration Statement, when such part became or becomes effective and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), and, if later, at an Option Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, and, if later, at an Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished to the Company by the Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in SECTION 6(a) hereof.

     (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), as applicable.

     (d) The consolidated financial statements of the Company together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its




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consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rules 3-05, 3-14 and Article 11 of Regulation S-X have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with such rules. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations thereunder.

     (e) Ernst & Young LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Act and the 1933 Act Rules and Regulations and as required by the applicable rules and regulations of the New York Stock Exchange, Inc. ("NYSE").

     (f) The only subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company and the Partnership are the subsidiaries listed on SCHEDULE A hereto (the "Subsidiaries"). Each of the Company, the Partnership and the Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Company, the Partnership and each of the Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration except where the failure to be so qualified or registered, considering all such cases in the aggregate, would not have a material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Partnership and the Subsidiaries, taken as a whole ("Material Adverse Effect"); and, other than the Subsidiaries, the Company owns no stock or other beneficial interest in any corporation, partnership, joint venture or other business entity.

     (g) All of the issued and outstanding general partnership interests in the partnership and all of the issued and outstanding capital stock or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and are wholly-owned




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by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the issued and outstanding limited partnership interests in the Partnership have been duly authorized and are validly issued, fully paid and nonassessable and are majority owned by the Company directly or indirectly through its Subsidiaries.

     (h) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Securities. The Company has the authorized capital stock as set forth in the Prospectus Supplement under the caption "Description of Capital Stock." As of March 17, 2003, (A) 64,697,143 shares of Common Stock were authorized for issuance, of which 9,394,562 shares were issued and outstanding, (B) 2,760,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") were authorized for issuance, of which 2,650,000 shares were issued and outstanding, (C) 2,142,857 shares of Series B Convertible Cumulative Preferred Stock, par value $.001 per share (the "Series B Preferred Stock") were authorized for issuance, all of which were issued and outstanding, (D) 400,000 shares of Series C Preferred Stock, par value $.001 per share, were authorized for issuance, non of which were outstanding, and (E) 30,000,000 shares of Excess Stock were authorized for issuance, none of which were issued or outstanding. The Series A Preferred Stock and Series B Preferred Stock are collectively referred to herein as the "Preferred Stock." All of the issued and outstanding shares of capital stock of the Company, all the issued and outstanding partnership interests in the Partnership, and all ownership interests in each Subsidiary have been offered, sold and issued by such entity in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Prospectus, there is no outstanding option, warrant or other right requiring the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or equity interests in the Partnership or any Subsidiary or any security convertible into or exchangeable for such shares or interests.

     (i) The Firm Shares will be as of the Closing Date, and the Option Shares will be as of any Option Closing Date, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement; and when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and nonassessable. The Securities conform to the description thereof in the Prospectus and will not be subject to any preemptive rights of any securityholder of the Company. No holder of Common Stock will be subject to personal liability by reason of being such a holder.

     (j) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company, the Partnership and the Subsidiaries have not incurred any liabilities or obligations, direct or contingent; or entered into any transactions, not in the ordinary course of business, that are material to the Company, the Partnership and the Subsidiaries on a consolidated basis; and there has not been any material change in the capital stock or structure, short-term debt or long-term debt of the Company, the Partnership and the Subsidiaries; or any material adverse change, or any development that is reasonably likely to involve a prospective material adverse change, in




                                       4
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the condition (financial or other), business, prospects, net worth or results of operations of the Company, the Partnership and the Subsidiaries on a consolidated basis; and, except for regular dividends on the Company's Common Stock, in amounts per share that are consistent with past practice or the charter documents of the Company and the minimum dividends required by the Company's Charter, as amended, on the Company's Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (k) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company, the Partnership, any of the Subsidiaries or any of their respective officers or directors is a party, or of which any of their properties or other assets is the subject, before or by any court or governmental agency or body, that is reasonably likely to result in any Material Adverse Effect.

     (l) No labor dispute with the employees of the Company, the Partnership or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

     (m) During the period of at least the last 24 calendar months prior to the date of this Underwriting Agreement, the Company has timely filed with the Commission all documents and other materials required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.

     (n) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

     (o) This Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Partnership and constitutes the legal, valid and binding obligation of the Company and the Partnership enforceable against the Company and the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity.

     (p) The execution and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which they are bound or to which any of the property or other assets of the Company, the Partnership or any of the Subsidiaries is subject, (ii) the articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, of the Company, the Partnership or any of the Subsidiaries, or (iii) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Partnership or any of the Subsidiaries or any of their properties or other assets; no consent, approval, authorization or order of, filing with, or notice to any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Securities by the




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Company, except such as may be required under the Act and applicable state securities or blue sky laws, if any; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Underwriting Agreement, free of any preemptive rights.

     (q) The Company, the Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; the Company, the Partnership and the Subsidiaries are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Company, the Partnership or any of the Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder; and the Company, the Partnership and the Subsidiaries are not in violation of their respective articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.

     (r) The Agreement of Limited Partnership of the Partnership, including any amendments thereto (the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by all partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

     (s) Each of the Company, the Partnership and the Subsidiaries have good and marketable title to the properties and assets, as described in the Prospectus, owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Partnership and the Subsidiaries on a consolidated basis. The Company, the Partnership and the Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by the Company, the Partnership and the Subsidiaries with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company, the Partnership and the Subsidiaries. No tenant under any of the leases pursuant to which the Company, the Partnership or any of the Subsidiaries lease their properties has an option or right of first refusal to purchase the premises demised under such lease. The use and occupancy of each of the properties of the Company, the Partnership and the Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations; the Company, the Partnership and the Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company, the Partnership and the Subsidiaries; and the Company, the Partnership and the Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the properties of the Company, the Partnership or any of the Subsidiaries.




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     (t) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company, the Partnership, any of the Subsidiaries and any person that would give rise to a valid claim against the Company, the Partnership, any of the Subsidiaries or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Securities.

     (u) Title insurance in favor of the Company, the Partnership and the Subsidiaries is maintained with respect to each of the properties owned by them in an amount at least equal to the cost of acquisition of such property, except, in each case, where the failure to maintain such title insurance is not reasonably likely to have a Material Adverse Effect.

     (v) The mortgages and deeds of trust encumbering the properties and assets described or referred to in the Prospectus are not convertible into the equity of the Company or any Subsidiary.

     (w) Except as otherwise described in the Prospectus, neither the Company, the Partnership nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any of the Company's properties, except in material compliance with applicable laws; except as disclosed in the Prospectus, the Company's properties are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, (collectively, "Environmental Laws"), and the Company, the Partnership and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus, neither the Company, the Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnership or any Subsidiary; or that the Company, the Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, the Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company, the Partnership and the Subsidiaries conduct Phase I environmental assessments on each of their properties at the time such property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnership and the Subsidiaries. None of the entities which prepared




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appraisals of the properties or Phase I environmental assessment reports with respect to such properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Partnership or any Subsidiary, and none of their directors, officers or employees is connected with the Company, the Partnership or any Subsidiary as a promoter, selling agent, director, officer or employee.

     (x) Each of the Company, the Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (y) Except for Five Arrows Realty Securities III LLC (which has waived all such rights in writing), no holder of outstanding shares of capital stock of the Company has any rights to have the shares of capital stock of the Company owned by such holder to be sold in the offering of the Securities contemplated by this Agreement.

     (z) Since the date of the last audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Partnership or any of the Subsidiaries, whether or not arising from transactions in the ordinary course of business reasonably likely to result in a Material Adverse Effect, nor any event or development involving a prospective Material Adverse Effect; (ii) neither the Company, the Partnership nor any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) neither the Company, the Partnership nor any of the Subsidiaries has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.

     (aa) Each of the Company, the Partnership and the Subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due. No tax deficiency has been asserted against the Company, the Partnership or any Subsidiary, nor, does the Company or the Partnership know of any tax deficiency which is likely to be asserted against the Company or the Partnership; all tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.

     (bb) The Company, the Partnership and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and are in compliance with the terms and conditions of such licenses, certificates and permits; and the Company, the Partnership and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company, the Partnership or any Subsidiary, would have a Material Adverse Effect.

     (cc) The Company, the Partnership and the Subsidiaries are conducting their respective businesses in material compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

     (dd) No transaction has occurred between or among the Company, the Partnership or any Subsidiaries, on one hand, and any of their officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in and is not described or incorporated by reference in the Registration Statement and the Prospectus.

     (ee) Except as otherwise described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Partnership or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of their family members.

     (ff) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of the Common Stock, to facilitate the sale or resale of any of the Securities.

     (gg) Commencing with the taxable year beginning January 1, 1997, the Company has been organized and operating in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"). The Company's method of operation will permit it to meet and to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

     (hh) Neither the Company, the Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (ii) The Securities have been approved for listing subject to official notice of issuance on the NYSE.

     (jj) The system of internal accounting controls of the Company, the Partnership and the Subsidiaries, taken as a whole, is sufficient to meet the broad objectives of internal accounting controls insofar as those that would be material in relation to the Company's financial statements; and, to the Company's knowledge, neither the Company, the Partnership nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnership or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Partnership or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

3. Purchase, Sale and Delivery of Securities.

     (a) On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Securities to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares, at a purchase price of $35.25 per share (the "Purchase Price"). It is understood and agreed that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

     (b) The Company will deliver the Firm Shares to the Underwriter against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Company drawn to the order of the Company, at the office of Hunton & Williams, at 10:00 A.M., New York time, on March 24, 2003, or at such other time not later than seven (7) full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of the Underwriter at least 24 hours prior to the First Closing Date.

     (c) In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days after the date of the Prospectus (the "Option Period"), the Underwriter may purchase all or less than all of the Option Shares at the purchase price per Option Share to be paid for the Firm Shares less an amount per share equal to any dividends or distributions per share payable on the Firm Shares during the Option Period (to the extent such dividends and distributions were not payable on the Option Shares). The Company agrees to sell to the Underwriter the number of Option Shares specified in such notice, and the Underwriter agrees to purchase such Option Shares. Such Option Shares may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

     (d) Each time for the delivery of and payment for the Option Shares, being herein referred to as an "Option Closing Date," which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Underwriter but shall not be later than five (5) full business days after written notice of election to purchase Option Shares is given. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Underwriter against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Company drawn to the order of the Company, at the offices of Hunton &

Williams. The certificates for the Optional Shares being purchased on each Option Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Option Closing Date and will be made available for checking and packaging at the above office of the Underwriter at a reasonable time in advance of such Option Closing Date.

4. Covenants. The Company and the Partnership jointly and severally covenant and agree with the Underwriter that:

     (a) The Company will cause the Prospectus Supplement to be filed as required by SECTION 2(a) hereof (but only if the Underwriter or its counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriter promptly of such filing. During the period in which a prospectus relating to the Securities is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later, the Company will notify the Underwriter promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed, of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriter's opinion, may be necessary or advisable in connection with the Underwriter's distribution of the Securities; and the Company will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriter or its counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

     (b) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (c) The Company will comply with all requirements imposed upon it by the Act, the 1933 Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus. If during such period where a prospectus relating to the Securities is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later, any event occurs as a result of which, in the opinion of Underwriter's counsel, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Underwriter and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

     (d) Upon request, the Company will furnish to the Underwriter copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission during the period in which a prospectus relating to the Securities is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

     (e) During the period of two years commencing on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Act, the Company will furnish the Underwriter with copies of filings of the Company under the Act and Exchange Act and with all other financial statements and periodic and special reports it distributes generally to the holders of any class of its capital stock.

     (f) The Company will make generally available to its security holders as soon as practicable, and in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Act that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the 1933 Act Rules and Regulations and will advise the Underwriter in writing when such statement has been made available.

     (g) Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,
(ii) the preparation and delivery of certificates representing the Securities,
(iii) the word processing, printing and reproduction of this Underwriting Agreement, (iv) the costs incurred by the Company in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriter or by dealers to whom Securities may be sold,
(v) the listing of the Securities on the NYSE, (vi) any filings required to be made by the Underwriter with the NASD, and the fees, disbursements and other charges of Underwriter's counsel in connection therewith, (vii) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated by the Underwriter, including the fees, disbursements and other charges of Underwriter's counsel in connection therewith, and the preparation and printing of a blue sky memoranda, (viii) counsel to the Company, (ix) the transfer agent for the Securities and (x) the Accountants.

     (h) If this Underwriting Agreement shall be terminated pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform their obligations hereunder, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of Underwriter's counsel) reasonably incurred by the Underwriter in connection herewith.

     (i) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected, to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Securities.

     (j) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

     (k) The Company will continue to qualify as (and elect to qualify as) a "real estate investment trust" under the Code, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust."

     (l) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange.

     (m) For a period of 60 days after the date of the Prospectus Supplement (the "Lock-Up Period"), the Company will not, directly or indirectly, (1) offer, pledge, sell, or contract to sell any shares of Common Stock, (2) sell any option or contract to sell any shares of Common Stock, (3) purchase any option or contract to sell any shares of Common Stock, (4) grant any option, right or warrant to purchase any shares of Common Stock, (5) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise,
(6) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with shares of Common Stock, (7) file with the Commission a registration statement under the Act relating to any shares of Common Stock or securities convertible into or exchangeable or exercisable for its shares of Common Stock, or (8) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Underwriter, except issuances of shares of Common Stock
(A) in connection with any acquisitions, joint ventures or similar arrangements, so long as the recipients of those shares agree not to sell or transfer those shares in a public market transaction during the Lock-Up Period; (B) upon the exercise of outstanding employee stock options, (C) pursuant to employee benefit plans, (D) pursuant to non-employee director stock plans, (E) pursuant to the Company's dividend reinvestment plan, or (F) pursuant to the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof.

5. Conditions of Underwriter's Obligations. The Underwriter's obligation to purchase and pay for the Securities as provided herein shall be subject to the accuracy, as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company and the Partnership herein, to the performance by the Company and the Partnership of their obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have been declared effective under the Act; the Prospectus shall have been filed as required by SECTION 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the Underwriter's knowledge or the knowledge of the Company, threatened by the Commission, nor has any state securities authority suspended the qualification or registration of the Securities for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with the satisfaction of the Underwriter and Underwriter's counsel.

     (b) The Underwriter shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of the Underwriter or Underwriter's counsel is material or omits to state a fact that in the opinion of the Underwriter or Underwriter's counsel is material, and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Underwriter or Underwriter's counsel is material or omits to state a fact that in the opinion of the Underwriter or Underwriter's counsel is material, and is necessary in light of the circumstance under which they were made, to make the statements therein not misleading.

     (c) Except as contemplated in the Prospectus Supplement, subsequent to the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the equity capitalization or long-term debt, or material change in short-term debt, of the Company or the Partnership, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company, the Partnership or the Subsidiaries or any adverse change in the rating assigned to any securities of the Company, that, in the Underwriter's judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

     (d) The Underwriter shall have received the opinions of Jaeckle Fleischmann & Mugel, LLP, counsel for the Company, and Piper Rudnick LLP., special Maryland counsel to the Company (as to which, Jaeckle Fleischmann & Mugel, LLP and Hunton & Williams may rely on), each dated the Closing Date, in form and substance satisfactory to Underwriter's counsel to the effect that:

          (i) Each of the Company, the Partnership and the Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has full power (corporate or other) and authority to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform this Underwriting Agreement, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company, the Partnership and the Subsidiaries taken as a whole; and at the Closing Date, the Company's wholly-owned subsidiary, Parkway Properties General Partners, Inc., will be the sole general partner of the Partnership and will own an approximately 1% general partnership interest and the Company will own an approximately 99% limited partnership interest in the Partnership;

          (ii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus and meets the requirements of Item 9 of Form S-3 under the Act; the Company has authorized and issued capital stock as set forth in Section 2(h) hereof; all of the issued and outstanding shares of capital stock of the Company and Partnership interests of the Partnership have been duly and validly authorized and issued; and all of the issued and outstanding shares of capital stock of the Company and Partnership interests of the Partnership are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Securities have been duly authorized by the Company for issuance and sale and when issued and sold pursuant to this Underwriting Agreement will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the knowledge of such counsel, no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for capital stock of the Company. No holder of outstanding shares of capital stock of the Company has any rights to have shares of capital stock of the Company owned by such holder to be sold in the offering of shares contemplated by this Agreement. The issued and outstanding capital stock of the Company and the Securities conform, or will conform, in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Securities is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company's Charter and Bylaws and with the requirements of the NYSE;

          (iii) The Registration Statement has become effective under the Act, the Prospectus Supplement has been filed as required by SECTION 2(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

          (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations, and such counsel has no reason to believe that either
(i) any part of the Registration Statement, when such part became effective or was filed under the Act or Exchange Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Act or Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any other documents mentioned in this clause;

          (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

          (vi) This Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Partnership; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Company, the Partnership or any of the Subsidiaries are a party or by which they are bound or to which any of the property or other assets of the Company, the Partnership or any of the Subsidiaries is subject, (b) the articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement, or other organizational document of the Company, the Partnership or any of the Subsidiaries, as applicable, or (c) any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, the Partnership or any of the Subsidiaries or any of their properties or other assets; and no consent, approval, authorization, notice to, order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained under the Act or from the NYSE and the NASD;

          (vii) Commencing with the taxable year beginning January 1, 1997, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code. The federal income tax treatment described in the Prospectus

Supplement under the caption "Material United States Federal Income Tax Consequences" is accurate;

          (viii) To such counsel's knowledge, neither the Company, the Partnership nor any of the Subsidiaries is in violation of any term or provision of their respective articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, or in violation of or default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract, permit, judgment, decree, order, statute, rule or regulation;

          (ix) To such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company, the Partnership or any of the Subsidiaries, involving the Company's, the Partnership's or any of the Subsidiaries' officers or directors or to which any of the Company's, the Partnership's or any of the Subsidiaries' properties or other assets is subject which would have a Material Adverse Effect;

          (x) Neither the Company, the Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (xi) Each of the Company, the Partnership and the Subsidiaries have good and marketable title to the properties and assets, as described in the Prospectus, owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Partnership and the Subsidiaries. The Company, the Partnership and the Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by the Company, the Partnership and the Subsidiaries with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company, the Partnership and the Subsidiaries. No tenant under any of the leases pursuant to which the Company, the Partnership or any of the Subsidiaries lease their properties has an option or right of first refusal to purchase the premises demised under such lease. The use and occupancy of each of the properties of the Company, the Partnership and the Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations; such counsel does not have knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company, the Partnership and the Subsidiaries;

          (xii) The Company, the Partnership and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and are in compliance with the terms and conditions of such licenses, certificates and permits; and such counsel does not have knowledge of any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company, the Partnership or any Subsidiary, would have a Material Adverse Effect; and

          (xiii) The Partnership Agreement has been duly and validly authorized, executed and delivered by the general partner and constitutes a valid and binding agreement, enforceable against the general partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

     (e) The Underwriter shall have received from Hunton & Williams, Underwriter's counsel, such opinion or opinions, dated the Closing Date, with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

     (f) At the time of execution of this Underwriting Agreement and at the Closing Date, the Underwriter shall have received a letter, dated the date of delivery thereof, from Ernst & Young LLP, the independent public accountants of the Company, in the form previously agreed to by the Underwriter.

     (g) The Underwriter shall have received from the Company a certificate, signed by the President or a Vice President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

          (i) The representations and warranties of the Company in this Underwriting Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission nor has any state securities authority suspended the qualification or registration of the Securities for offering or sale in any jurisdiction;

          (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed;

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, the Partnership and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (b) neither the Company, the Partnership nor any of the Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus; and

          (v) such other matters as the Underwriter or Underwriter's counsel may reasonably request.

     (h) On or prior to the Closing Date, the Underwriter shall have received the executed lock up agreements in form and substance reasonably acceptable to the Underwriter from each of the Company's directors, each executive officer of the Company and Five Arrows Realty Securities III, L.L.C. agreeing to restrictions substantially similar to those set forth in SECTION 4(m) hereof.

     (i) Prior to the Closing Date, the Securities shall have been duly authorized for listing by the NYSE upon official notice of issuance.

     (j) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and Underwriter's counsel. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request and the Company shall furnish to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

6. Indemnification and Contribution.

     (a) The Company and the Partnership jointly and severally agree to indemnify and hold the Underwriter harmless, their directors, officers, employees and agents and each person, if any, who controls them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred to which the Underwriter, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or the Partnership based on written information furnished by or on behalf of the Company or the Partnership filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, PROVIDED, THAT the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through their gross negligence or willful misconduct), and PROVIDED, FURTHER, THAT the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement or the Prospectus. The Underwriter confirm to the Company and the Company acknowledges that only the following information appearing in the Prospectus with respect to the public offering of the Securities has been furnished to the Company by the Underwriter for use in the Prospectus: the information in the third and eighth paragraphs and the second sentence of the seventh paragraph under the caption "Underwriting" in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company or the Partnership might otherwise have.

     (b) The Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus as set forth in the second to last sentence of SECTION 6(a) above. This indemnity will be in addition to any liability that the Underwriter might otherwise have; PROVIDED, HOWEVER, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by the Underwriter.

     (c) Any party that proposes to assert the right to be indemnified under this SECTION 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this SECTION 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this SECTION 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); PROVIDED HOWEVER, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this SECTION 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this SECTION 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this SECTION 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company and the Partnership or the Underwriter, the Company, the Partnership and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriter on the other. The relative benefits received by the Company and the Partnership on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Partnership on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and the Underwriter agree that it would not be just and equitable if contributions pursuant to this SECTION 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this SECTION 6(d) shall be deemed to include, for purpose of this SECTION 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this SECTION 6(d), any person who controls a party to this Underwriting Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this SECTION 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this SECTION 6(d). Except for a settlement entered into pursuant to the last sentence of SECTION 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this SECTION 6 and the representations and warranties of the Company and the Partnership contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of the Securities and payment therefor or (iii) any termination of this Underwriting Agreement.

7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and the Partnership contained herein or in certificates delivered pursuant hereto, and the Underwriter's agreements contained in SECTION 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities hereunder.

8. Termination. The Underwriter shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Underwriting Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriter's obligations hereunder is not fulfilled when due, (iii) trading on the NYSE shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for the Common Stock shall have been required on the NYSE by the NYSE or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York authorities, or (vi) an outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or crisis or any other event or occurrence of a similar character shall have occurred since the execution of this Underwriting Agreement that, in the Underwriter's sole judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party with respect to Securities not purchased by reason of such termination except that the provisions of SECTION 4(g) and SECTION 6 hereof shall at all times be effective. If the Underwriter elects to terminate this Underwriting Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, telex or telecopy, confirmed by letter.

9. Notices. All notices or communications hereunder shall be in writing and if sent to the Underwriter shall be mailed, delivered, telexed or telecopied and confirmed to the Underwriter at Wachovia Securities, Inc., 7 St. Paul Street, Baltimore, Maryland 21202, attention: Barrett Kollme (with copy to Hunton & Williams, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219-4074, attention: Randall S. Parks, Esq.,), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to Parkway Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, attention: Steven G. Rogers (with copy to Jaeckle Fleischmann & Mugel, LLP, Fleet Bank Building, Twelve Fountain Plaza, Buffalo, New York 14202-2292, attention: Joseph P. Kubarek, Esq.). Any party to this Underwriting Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

10. Parties. This Underwriting Agreement shall inure to the benefit of, and be binding upon, the Company, the Partnership and the Underwriter and their respective successors and the controlling persons, officers, directors, employees and representatives referred to in SECTION 6 hereof, and no other person will have any right or obligation hereunder.

11. Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.



     If the foregoing correctly sets forth the understanding between the Company, the Partnership and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Partnership and the Underwriter.

                            [Signature page follows]

                                      Very truly yours,

                                      PARKWAY PROPERTIES, INC.



                                      By: /s/ Sarah P. Clark
                                          ---------------------------
                                          Name: Sarah P. Clark
                                          Title: Senior Vice President


                                      PARKWAY PROPERTIES LP

                                      By:  Parkway Properties General Partners,
                                           Inc., its sole general partner



                                      By: /s/ Sarah P. Clark
                                          ---------------------------
                                          Name: Sarah P. Clark
                                          Title: Senior Vice President



ACCEPTED as of the date first above written

WACHOVIA SECURITIES, INC.


By: /s/ J. Brit Stephens
    --------------------------------
    Name: J. Brit Stephens
    Title: Managing Director

                                   SCHEDULE A

                                  Subsidiaries

Parkway Properties One Park Ten, L.P.
Parkway Properties One Park Ten General Partner, Inc.
Parkway 233 North Michigan, LLC
Parkway 233 North Michigan Manager, Inc.
Parkway Properties General Partners, Inc.
Parkway Realty Services LLC
Parkway Mississippi LLC
Parkway Jackson LLC
Wink/Parkway Partnership (50% interest)
Parkway Properties Tax Administration LLC
Golf Properties, Inc. (95% non-voting interest)
Parkway Lamar LLC
111 Capitol Building LP
Moore Building Assoc. LP
Moore Garage, LLC
Parkway Moore LLC
Parkway Capitol Center, LLC
Parkway Orlando, LLC
Parkway Orlando Manager, Inc.
Phoenix OfficeInvest, LLC
Phoenix Viad Manager, Inc.